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                      [ROSENMAN & COLIN LLP LETTERHEAD]

April 17, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Central European Media Enterprises Ltd.
     Registration No. 333-24365


Gentlemen:

We have acted as U.S. counsel to Central European Media Enterprises Ltd., a Bermuda corporation (the "Company"), in connectin with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of $143,750,000 aggregate principal amount of Convertible Subordinated Notes due 2004 (the "Notes") and shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Notes.

In rendering this opinion, we have examined the form of Indenture between the Company and IBJ Schroder Bank & Trust Company (the "Indenture"), and we have assumed that the Company has taken all corporate action required under Bermuda law to authorize the execution, delivery and performance of the Indenture, which is the subject of an opinion of Conyers, Dill & Pearman, Bermuda counsel to the Company, which opinion is being filed as an exhibit to the Registration Statement.

Based solely upon the foregoing and subject to the assumptions and qualifications herein stated, we are of the opinion that when the Indenture has been fuly executed and delivered and the Notes have been executed and authenticated in accordance with the Indenture and have been issued, sold and delivered in the manner and for the consideration stated in the Indenture and the Underwriting Agreement between the Company and the underwriters named therein, the form of which has been filed as an exhibit to the Registration Statement, the Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement


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Securities and Exchange Commission
April 17, 1997
Page 2


thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws not or hereafter in effect relating to creditor's rights and remedies generally, and equitable considerations of any court before which enforcement may be sought.

This opinion is limited to the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments or supplements thereto, under the heading "Legal Matters."

Very truly yours,

ROSENMAN & COLIN LLP

By /s/ ROBERT L KOHL
  --------------------------
       A Partner